Exhibit 99.2

INTELLICELL BIOSCIENCES INC.

(F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONSOLIDATED FINANCIAL STATEMENTS
AND
ADDITIONAL INFORMATION

For the Period from Inception (August 13, 2010) to December 31, 2010

WITH
INDEPENDENT AUDITORS’ REPORT

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONTENTS

For the Period from Inception (August 13, 2010) to December 31, 2010

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet as of December 31, 2010	2

Statement of Operations for the Period from Inception
(August 13, 2010) through December 31, 2010	3

Statement of Stockholders’ Deficit for the Period from Inception
(August 13, 2010) through December 31, 2010	4

Statement of Cash Flows for the Period from Inception
(August 13, 2010) through December 31, 2010	5

Notes to Consolidated Financial Statements	6-10

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
IntelliCell BioSciences Inc.:

We have audited the accompanying consolidated balance sheet of IntelliCell BioSciences Inc. and Subsidiary (a corporation in the development stage) as of December 31, 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from inception (August 13, 2010) through December 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IntelliCell BioSciences Inc. and Subsidiary (a corporation in the development stage) as of December 31, 2010, and the results of its operations and its cash flows for the period from inception (August 13, 2010) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

/s/ Rosen Seymour Shapps Martin & Company LLP

New York, New York
May 26, 2011

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET

December 31, 2010

Assets

Current assets:
Cash	$3,179
Accounts receivable	70,000

Total current assets	73,179

Property, plant and equipment, net of accumulated depreciation of $3,000	27,000

Total assets	$100,179

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$13,240
Accrued liabilities	477,855
Due to stockholder	19,407

Total current liabilities	510,502

Commitments

Stockholders’ deficit :
Common stock; $0.001 par value; 50,000,000 shares authorized ;
16,545,000 shares issued and outstanding at December 31, 2010	16,545
Additional paid-in capital	28,120
Deficit accumulated during the development stage	(454,988)

Total stockholders’ deficit	(410,323)

Total liabilities and stockholders’ deficit	$100,179

The accompanying notes are an integral part of these consolidated financial statements.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from Inception (August 13, 2010) through December 31, 2010

Revenues	$164,095

Cost of goods sold	86,109

Gross margin	77,986

Operating expenses:
Research and development	229,753
Sales and marketing	32,308
General and administrative	270,913

532,974

Loss before income taxes	(454,988)

Provision for income taxes	-

Net loss	$(454,988)

The accompanying notes are an integral part of these consolidated financial statements.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

Year Ended December 31, 2010

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Issuance of common stock upon formation	16,465,000	$16,465	$-	-	$16,465

Contributed capital – 200 shares of Tech Stem common stock			700		700

Proceeds from sales of common stock at $0.25 per share	50,000	50	12,450		12,500

Proceeds from sales of common stock at $0.50 per share	30,000	30	14,970		15,000

Net loss for the period from inception
(August 10, 2010) to December 31, 2010	-	-	-	(454,988)	(454,988)

Balances, December 31, 2010	16,545,000	$16,545	$28,120	(454,988)	$(410,323)

The accompanying notes are an integral part of these consolidated financial statements.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from Inception (August 13, 2010) through December 31, 2010

Cash flows from operating activities:
Net loss	$(454,988)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,000
Changes in assets and liabilities:
Accounts receivable	(70,000)
Accounts payable	13,240
Accrued liabilities	447,855
Due to stockholder	19,407

Net cash used in operating activities	(41,486)

Cash flows from financing activities:
Proceeds from sale of common stock	44,665

Net cash provided by financing activities	44,665

Net increase in cash	3,179

Cash:
At inception	-

End of year	$3,179

Non-cash investing and financing activities:
Equipment purchased on terms	$30,000

The accompanying notes are an integral part of these consolidated financial statements.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

1.  Description of Business

Formation

Regen Biosciences Inc., a New York corporation (“Regen”), was formed on August 13, 2010 as a pioneering regenerative medicine company to develop and commercialize regenerative medical technologies in large markets with unmet clinical needs.  On February 17, 2011 Regen changed its name to IntelliCell BioSciences Inc. (“IntelliCell”).  To date, IntelliCell has developed proprietary technologies that allow for the efficient and reproducible separation of stromal vascular fraction (branded “IntelliCell™”) containing adipose stem cells that can be performed in tissue processing centers and in doctors’ offices.

In conjunction with the formation of IntelliCell (formally Regen), a shareholder contributed, as part of his initial capital contribution, one hundred percent (100%) of the outstanding stock of Tech Stem Inc., a New York corporation (“Tech Stem”) originally formed on May 24, 2010.  Tech Stem’s business is the sourcing, sales and distribution of laboratory equipment and supplies utilized in tissue processing related to IntelliCell’s technologies.

2.  Summary of Significant

Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of IntelliCell and those of Tech Stem, its wholly owned subsidiary (collectively the “Company”).  All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.  Management’s estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the periods they are determined to be necessary.

Revenue Recognition

The Company intends to license independent third parties the Company’s technology in order to enable them to establish tissue processing centers in major metropolitan markets, as well as establishing centers it will operate.  Each center will utilize the Company’s proprietary technology in conjunction with a suite of laboratory equipment selected by the Company that will enable the lab to process adipose tissue into stromal vascular fraction containing adipose stem cells using the Company’s technology and protocols.  In certain centers the Company will maintain ownership of the laboratory equipment and in other cases the laboratory equipment will be sold to an independent party.  The Company intends to earn revenues in the form of license fees from such independent parties seeking to establish IntelliCell™ tissue processing centers.  These license fees will be payable upon signing of a license agreement and will be recognized as revenue ratably over the appropriate period of time to which the revenue item relates.  The Company has also entered into agreements with independent sales representative organizations that will market the centers services to physicians in the geographic area.  Fees for tissue processing cases from such physicians will be collected by the Company and recognized upon performance of the laboratory analysis.  Sales of equipment by Tech Stem are recognized when the following fundamental criteria are met:  (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  This potentially subjects the Company to a concentration of credit risk.  The Company has not experienced any losses in such accounts.  The Company’s carrying amount of deposits in financial institutions did not exceed federally insured limits at December 31, 2010.

The Company had two customers that each represented 50% of the Company’s sales for the period from the inception (August 13, 2010) through December 31, 2010.

Included in cost of goods sold for the period from the inception (August 13, 2010) through December 31, 2010 were purchases from a single supplier of $52,432 representing 61% of total cost of goods sold for the period.

Certain Risks and Uncertainties

The Company has a limited operating history and its prospects are subject to the risks and uncertainties frequently encountered by companies in the early stages of development and commercialization, especially those companies in rapidly evolving and technologically advanced industries such as the biotech / medical device field.  The future viability of the Company largely depends on its ability to complete development of new products and processes and maintain and/or receive regulatory approval for those products and processes.  No assurance can be given that the Company’s new processes and products will be successfully developed, regulatory approvals will be maintained or granted, or acceptance of these processes and products by the medical and patient communities will be achieved.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company maintains an allowance for doubtful accounts for estimated losses.  In establishing the required allowance, management considers possible losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, if any, and the current receivables aging and current payment patterns.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  As of December 31, 2010, the Company did not require and allowance for doubtful accounts.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization are computed for financial reporting purposes utilizing the straight-line method over the estimated useful lives of the related asset or, for leasehold improvements and capital leases, the shorter of the lease term or estimated useful life.

Depreciation expense for the period from inception (August 13, 2010) through December 31, 2010 was $3,000 and is included in general and administrative expenses on the Company’s statement of operations.

Maintenance and repairs are charged to expense as incurred.  Costs of renewals and betterments are capitalized.

Research and Development Costs

Research and development (“R&D”) expenses include supplies,  salaries, benefits, and other headcount related costs, clinical trial and related clinical manufacturing costs, contract and other outside service and facilities and overhead costs.  The Company expenses the costs associated with research and development activities when incurred.

Income Taxes

The Company accounts for income taxes under the provisions FASB ASC 740-10 and 740-30.  These standards require recognition of future tax benefits, measured by enacted rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of such benefits is “more likely than not.”  Temporary differences between financial statement and income tax reporting relate primarily to inventory and receivable reserves, certain accruals, depreciation expense, and operating loss carryforwards.

FASB ASC 740-10 clarified the accounting for uncertainty in income taxes recognized in a company’s financial statements.  As of December 31, 2010, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the financial statements.

The Company’s income tax returns for the year 2010 are subject to examination by federal, state and local income tax authorities.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

3.  Recent Accounting Pronouncements

In January 2010, the FASB amended the existing disclosure guidance on fair value measurements, which was effective January 1, 2010, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective January 1, 2011.  Among other things, the updated guidance requires additional disclosure for the amounts of significant transfers in and out of Level 1 and Level 2 measurements and requires certain Level 3 disclosures on a gross basis.  Additionally, the updates amend existing guidance to require a greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements.  Since the amended guidance requires only additional disclosures, the adoption of the provisions effective August 13, 2010 did not materially impact the consolidated financial statements.

In March 2010, the FASB issued guidance which allows the milestone method to be used as an acceptable revenue recognition methodology when an arrangement includes substantive milestones.  The guidance provides a definition of substantive milestone and should be applied regardless of whether the arrangement includes single or multiple deliverables or units of accounting.  The guidance is limited to the transactions involving milestones relating to research and development deliverables.  The guidance includes enhanced disclosure requirements about each arrangement, individual milestones and related contingent consideration, information about substantive milestones and factors considered in the determination.  The guidance is effective prospectively to milestones achieved in fiscal years, and interim periods within those years, after June 15, 2010.  Early application and retrospective application are permitted.  The Company will not early adopt this guidance and is evaluating the effect it will have upon adoption.

In April 2010, the FASB issued an update which addresses the accounting for stock options when denominating the exercise price of a share-based payment award in the currency of the market in which the underlying equity security trades.  A share-based payment award with an exercise price denominated in the currency of market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a condition that is not a market, performance, or service condition.  Therefore such an award shall not be classified as a liability if it otherwise qualifies for equity classification.  This standard is effective in fiscal years beginning on or after December 15, 2010.  The Company is evaluating the effect this standard will have upon adoption.

In December 2010, the FASB issued an update which addresses the disclosure of supplementary pro forma information for business combination.  The update requires public entities to disclose pro forma information for business combinations that occurred in the current reporting period, including revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period.  If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period.  Amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  The Company does not believe this will have a material impact on its financial reporting.

4.  Related Party Transactions

The Company is provided office facilities and related services by a company owned by the Company’s majority shareholder.  The Company has recorded rent and utilities expenses of $50,000 representing the Company’s portion of use for such facilities for the period from inception (August 13, 2010) through December 31, 2010.

In addition, the Company has recorded salary expense of $114,583 related to this same shareholder as a result of this individual serving in the capacity of the Company’s Chief Executive Officer since inception through December 31, 2010 and salary expenses totaling $72,917 accrued and payable to the Company’s Executive Vice President who is also a shareholder and the spouse of the majority shareholder.

INTELLICELL BIOSCIENCES INC. (F/K/A REGEN BIOSCIENCES INC.) AND SUBSIDIARY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Also, included in R&D costs for the period ended December 31, 2010 is $215,000 in fees accrued and included in accrued liabilities on the Company’s balance sheet as a payable to the Company’s majority stockholder and Chairman of the Board for services as the attending physician in twenty-three patient cases included as part of the Company’s ongoing research of its technologies and processes.  Payment of these fees will be contingent upon the Company either generating $2.0 million in revenues or completing an equity offering of the Company’s common stock or other securities equal to or greater than $5.0 million, whichever occurs first.

5.  Income Taxes

Significant components of the Company’s deferred tax assets and liabilities were as follows:

Deferred tax assets:
Federal net operating loss	$17,000

Total deferred assets	17,000
Less valuation allowance	(17,000)

Net deferred tax assets	$-

At December 31, 2010 the Company had a net operating loss (“NOL”) carryforward for income tax purposes of approximately $43,000 expiring in 2035.  A valuation allowance has been established to offset the Company’s deferred tax assets as the Company has had losses since inception.

6.  Subsequent Events

Equity Transactions

During the period from January 1, 2011 through May 23, 2011, the Company sold 350,000 shares of its common stock to accredited investors at a price of $0.50 per share receiving proceeds of $175,000.

Consultant Fees

On March 24, 2011, the Company issued 831,250 shares of its common stock to consultants who assisted the Company with a bridge financing in exchange for $1,000 in cash payments.  The Company will recognize the fair market value in excess of the purchase price paid for this stock as an expense as of the date of issue.

Convertible Debt Offering

In April 2011 the Company commenced a convertible debt offering for between $1.0 million and $2.0 million of which $605,000 has been subscribed and received as of May 23, 2011.  The offering consist of $50,000 units each of which shall consist of a $50,000 subordinated convertible debenture payable one year from the date of issue with interest at a rate of 6% and convertible, at the option of the holder, into the Company’s common stock at a fixed conversion price of $1.72 per share together.  Each unit also includes a detachable five (5) year warrant to purchase 29,070 shares of the Company’s common stock at an exercise price of $1.72 per share.  The proceeds from the issuance of convertible debt securities with detachable warrants will be allocated between the warrants and the debt security.  The fair value of the detachable warrants issued with the convertible notes will be charged to additional paid-in capital with a corresponding discount on the convertible notes payable.  The discount will be amortized over the life of the debt.